Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News Agencies

FROM:	First Commonwealth
Financial Corporation

DATE:	April 23, 2009

First Commonwealth Announces First Quarter 2009 Financial Results

Growth in Loans and Low Cost Deposits Continues

Indiana, PA., April 23, 2009 - First Commonwealth Financial Corporation (NYSE: FCF), the holding company for First Commonwealth Bank, announced today financial results for the first quarter ended March 31, 2009.

First Quarter Results

First Commonwealth reported first quarter 2009 core net income, or net income excluding impairment losses and securities gains and losses, of $8.1 million or $0.10 per diluted share. Core net income decreased $2.7 million, or 25.1%, from the first quarter of 2008 primarily due to the increase in the provision for credit losses and higher non-interest expenses, partly offset by an increase in net interest income and lower income taxes.

First quarter of 2009 annualized core return on average equity and average assets was 4.95% and 0.51%, respectively, compared to 7.50% and 0.72% for the same period last year.

Developments during the first quarter included:

•	Total loans increased $39.0 million.

•	Non-accrual loans decreased $26.9 million.

•	Net charge-offs increased to $19.5 million.

•	The company recorded impairment losses of $9.9 million ($6.4 million after tax) relating to trust preferred collateralized debt obligations and bank equity securities.

•	First Commonwealth Bank opened a new community banking office in Butler and relocated its New Alexandria office to a more visible, high traffic location.

GAAP net income for the first quarter 2009 was $1.7 million or $0.02 per diluted share, as compared to $11.1 million or $0.15 per diluted share for the same period in 2008. The decrease in GAAP net income was primarily the result of non-cash charges of $9.9 million ($6.4 million after tax) for other-than-temporary impairment recorded on four trust preferred collateralized debt obligations and four bank equity securities in addition to the $5.1 million ($3.2 million after tax) increase in the provision for credit losses.

Average diluted shares in the first quarter 2009 were 16.6% greater than the comparable quarter in 2008 primarily due to the issuance of 11.5 million shares of common stock from our capital raise completed on November 5, 2008. First quarter 2009 annualized GAAP return on average equity and average assets was 1.03% and 0.11%, respectively, compared to 7.73% and 0.75% for the prior year period.

“We continue to experience growth in loans, low-cost deposits, and client households, although external factors have impeded our earnings. We are capitalizing on the opportunities that have arisen from the market disruptions within our competitive footprint,” said John J. Dolan, President and CEO. Dolan added “We recognized $19.5 million in net charge-offs in the first quarter, which reduced non-accrual loans resulting in an improvement in credit quality. We also minimized some of the uncertainties in the loan portfolio by taking possession of properties securing two large credits. Our loan participation portfolio continues to perform well both in and out of Pennsylvania.”

Net Interest Income and Margin

Net interest income increased $9.5 million, or 23.2%, in the first quarter of 2009 from the first quarter of 2008. The increase was a result of both growth in earning assets and a decline in the cost of interest-bearing liabilities.

The net interest margin on a tax equivalent basis for the first quarter 2009 increased 44 basis points to 3.72% compared with 3.28% in the corresponding period last year. The increase in our net interest margin can be attributed to increased loan volume and declines in the cost of interest-bearing liabilities exceeding the declines in yields on total interest-earning assets. The decrease in the cost of interest-bearing liabilities can be attributed to lower interest rates, combined with a shift in the mix of our liabilities to low cost deposits and short-term borrowings from time deposits and long-term debt.

Management continued to supplement deposit growth with wholesale borrowing due to the significant spread between wholesale borrowing costs and rates paid on time deposits. In the first quarter of 2009 compared to the first quarter of 2008, average time deposits decreased $337.8 million or 15.6% which were mostly offset with increases in lower costing transaction and savings deposits. Average noninterest-bearing demand deposits increased $50.4 million, or 9.9%, average interest-bearing demand deposits increased $12.1 million, or 2.1%, and average savings deposits increased $226.3 million, or 20.8%.

Average interest-earning assets were $392.2 million, or 7.2%, higher in the first quarter of 2009 compared to the first quarter of 2008, driven by an increase in average loans of $624.8 million, or 16.3%. This loan growth was partially funded by investment run-off and short-term borrowings. Average investment securities decreased $232.8 million, and a portion of the increase in average short-term borrowings was also due to refinancing $190.0 million of longer term FHLB advances in the fourth quarter of 2008. These advances were due to mature in the first seven months of 2009 and were replaced with lower costing overnight borrowings.

Non-Interest Income

Core non-interest income, or non-interest income excluding impairment losses and securities gains and losses, decreased $373 thousand, or 2.9%, in the first quarter of 2009 compared to the same period last year. This decrease was primarily due to the decline in service charges on deposit accounts of $588 thousand as a result of lower overdraft activity. GAAP non-interest income for the first quarter of 2009 decreased $10.7 million from the first quarter of 2008 primarily due to credit related other-than-temporary impairment losses of $8.4 million on trust preferred collateralized debt obligations and $1.5 million on bank equity securities.

During the first quarter, First Commonwealth early adopted FSP FAS 115-2 and FAS 124-2 which requires that $9.9 million in credit related other-than-temporary impairment be recognized in earnings while noncredit-related other-than-temporary impairment on securities not expected to be sold be recognized in other comprehensive income (“OCI”).

In accordance with the new accounting guidance, the noncredit-related portion of other-than-temporary impairment losses previously recognized in earnings during 2008 was reclassified as a cumulative effect adjustment that increased retained earnings and decreased accumulated OCI. Of the $13.0 million in other-than-temporary impairment charges recognized in 2008, $6.5 million related to noncredit-related impairment. Therefore, the cumulative effect adjustment to retained earnings totaled $6.5 million or $4.2 million, net of tax.

Non-Interest Expense

Non-interest expense for the first quarter of 2009 increased $4.5 million, or 11.6%, from the first quarter of 2008 primarily due to higher FDIC costs, employee benefits and salaries. FDIC insurance costs rose $1.4 million primarily from premium increases. Employee benefits increased $1.2 million due to higher health and 401(k) expenses. Salaries increased $924 thousand, or 6.1%, as a result of annual merit increases and a 3.9% increase in the number of employees. The increase in the number of employees was due to new branch offices and enhancing the consumer infrastructure for small business banking and retail brokerage.

“We have started an initiative to hold our non-interest expenses flat compared to 2008, excluding the impact of increased FDIC deposit insurance premiums and special assessments,” said Mr. Dolan. “We expect that this initiative will save us approximately $3.0 million in 2009. We are employing a disciplined approach to cost management that will not impede our ability to grow.”

Income Tax

The provision for income taxes for the first quarter of 2009 decreased $1.3 million from the same period in 2008 primarily due to the decrease in income before taxes offset by a decline in nontaxable income and tax credits. First Commonwealth’s effective tax rate was 3.5% in the first quarter of 2009 compared to 11.1% in the comparable quarter in 2008. Nontaxable income and tax credits had a greater impact on the effective tax rate during the first quarter of 2009 due to lower pretax income compared to the first quarter of 2008.

Credit Quality and Provision for Credit Losses

For the quarter ending March 31, 2009, nonperforming loans decreased $26.9 million, or 47.9%, to $29.0 million from December 31, 2008. Net charge-offs were $19.5 million in the first quarter 2009, primarily due to three commercial credit relationships totaling $39.5 million. These relationships were mainly collateralized by equipment and real estate. Two properties were transferred to Other Real Estate Owned (OREO). We believe that the two properties transferred to OREO have strong market interest and expect a favorable outcome. The aforementioned three loans accounted for $16.3 million, or 84%, of the net credit losses in the first quarter of 2009. These three loans had $14.8 million allocated to the allowance for credit losses at December 31, 2008. Nonperforming loans as a percent of total loans decreased from 1.27% at December 31, 2008 to 0.65% at March 31, 2009 primarily as a result of these transfers. Net credit losses for the first quarter of 2008, totaled $4.0 million.

Loans past due in excess of 90 days and still accruing at March 31, 2009 increased $1.3 million to $17.5 million compared to December 31, 2008 primarily due to an increase in commercial loans.

The provision for credit losses for the first quarter of 2009 increased $5.1 million compared to the first quarter of 2008. The year over year increase is attributed to loan growth, trends in losses and increased allocations for new nonperforming loans.

Participation loans outside of Pennsylvania totaled $376.4 million at March 31, 2009, an increase of $3.1 million, or 0.8%, compared to December 31, 2008. Nonperforming participation loans outside of Pennsylvania totaled $8.9 million with a reserve allocation of approximately $4.5 million. The allocation remained unchanged from December 31, 2008 for these credits. There were no participation loans past due in excess of 90 days at March 31, 2009.

Single Issue Trust Preferred Securities and Trust Preferred Collateralized Debt Obligations

First Commonwealth’s portfolio of single issue trust preferred securities and trust preferred collateralized debt obligations consists of 15 pooled issues and 21 single-issue securities. The single issues are primarily from money center and large regional banks. The pooled instruments consist of securities issued by 376 banks and other financial institutions. Two of our pooled securities are senior tranches and the remainder are mezzanine tranches. The senior and mezzanine tranches of trust preferred collateralized debt obligations generally are protected from defaults by over-collateralization and cash flow default protection provided by subordinated tranches, with senior tranches having the greatest protection and mezzanine tranches subordinated to the senior tranches. At the time of initial issue, the tranches subordinated to our senior and mezzanine tranches ranged in size from approximately 7.3% to 35.4% of the total principal amount of the respective securities, and no single issuer comprised more than 5.0% of the total principal of the pool.

As of March 31, 2009, our single issue securities had a book value of $24.0 million and an estimated fair value of $14.2 million, while the book value of the pooled securities totaled $95.0 million with an estimated fair value of $36.7 million. Additional detail related to our pooled trust preferred securities is provided in the Consolidated Selected Financial Data portion of this press release. During the first quarter, all of the pooled instruments were downgraded by Moody’s Investor Services. Two of the fifteen pooled issues, representing $12.5 million of the $95.0 million book value, remain above investment grade. In the first quarter of 2009, an $8.4 million other-than-temporary impairment charge was recorded on four trust preferred collateralized debt obligations that are expected to experience a principal shortfall. These obligations include Pre-TSL VI, Pre TSL VII, Pre TSL VIII and MM Comm IX. The amount of impairment charge recognized represents the expected credit loss on these securities. Based on management’s analysis as of March 31, 2009, all of the single issues and the remainder of the trust preferred collateralized debt obligations are expected to return 100% of their principal and interest.

Use of Non-GAAP Financial Measure

This release includes core net income, core non-interest income and core non-interest expense which are non-GAAP (Generally Accepted Accounting Principles) financial measures that are calculated by excluding impairment losses, securities gains and losses and asset impairment charges from GAAP net income, GAAP non-interest income and GAAP non-interest expenses. Management believes that these core measures are useful to the investment community in analyzing financial results and trends of First Commonwealth. This information facilitates comparisons with prior periods and reflects the principal basis on which our management internally monitors financial performance. The table in the financial section reconciles GAAP financial measures to non-GAAP financial measures for the periods presented.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.4 billion bank holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the adequacy of First Commonwealth’s allowance for credit losses, liquidity and capital; expectations regarding the sale of properties held as other real estate owned, and expected future cash flows from investments in trust preferred collateralized debt obligations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements describe First Commonwealth’s future plans, strategies and expectations. These plans, strategies and expectations are based on assumptions and involve risks and uncertainties, many of which are beyond the control of First Commonwealth and which may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Such risks and uncertainties include, among other things:

•	Deepened or prolonged weakness in economic and business conditions, nationally and in First Commonwealth’s market areas, which could increase credit-related losses and expenses and limit growth;

•	Further declines in the market value of investment securities that are considered to be other-than-temporary, which would negatively impact First Commonwealth’s earnings and capital levels;

•	Increases in defaults by borrowers and other delinquencies, which could result in an increased provision for credit losses on loans and related expenses;

•

Reduced wholesale funding capacity or higher borrowing costs due to capital constraints at the Federal Home Loan Bank, which would reduce First Commonwealth’s liquidity and negatively impact earnings and net interest margin;

•	Fluctuations in interest rates and market prices, which could reduce net interest margin and asset valuations and increase expenses;

•

Changes in legislative or regulatory requirements applicable to First Commonwealth and its subsidiaries, which could increase costs, limit certain operations and adversely affect results of operations;

•	The inability to successfully execute First Commonwealth’s strategic growth initiatives, which could limit future revenue and earnings growth; and

•	Other risks and uncertainties described in First Commonwealth’s reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT: First Commonwealth Financial Corporation

Investor Relations: Edward J. Lipkus III, Executive Vice President and Chief Financial Officer 724-349-7220

Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Interest Income
Interest and fees on loans	$58,275	$64,580	$62,285	$62,614	$62,067
Interest and dividends on investments:
Taxable interest	13,708	14,434	15,013	15,578	15,531
Interest exempt from Federal income taxes	2,894	3,025	3,176	3,347	3,595
Dividends	63	389	663	678	609
Interest on Federal funds sold	0	0	0	2	0
Interest on bank deposits	1	1	2	2	5

Total interest income	74,941	82,429	81,139	82,221	81,807

Interest Expense
Interest on deposits	19,576	22,045	23,069	25,370	31,033
Interest on short-term borrowings	1,890	2,238	4,634	4,251	3,705

Interest on subordinated debentures	1,766	1,908	1,870	1,878	1,911
Interest on other long-term debt	1,110	3,582	3,639	3,791	4,074

Total interest on long-term debt	2,876	5,490	5,509	5,669	5,985

Total interest expense	24,342	29,773	33,212	35,290	40,723

Net Interest Income	50,599	52,656	47,927	46,931	41,084
Provision for credit losses	8,242	10,642	3,913	5,361	3,179

Net Interest Income after provision for credit losses	42,357	42,014	44,014	41,570	37,905

Non-Interest Income
Impairment (losses) on securities	(28,589)	(3,850)	(8,619)	(541)	0
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	18,723	0	0	0	0

Net impairment (losses) (a)	(9,866)	(3,850)	(8,619)	(541)	0

Net securities gains	24	15	910	90	501
Trust income	1,087	1,125	1,444	1,538	1,532
Service charges on deposit accounts	3,837	4,555	4,792	4,786	4,425
Insurance and retail brokerage commissions	1,616	1,236	1,390	1,394	1,277
Income from bank owned life insurance	1,138	1,155	1,435	1,446	1,487
Card related interchange income	1,896	1,956	1,950	1,950	1,753
Other operating income	3,008	3,820	2,972	2,426	2,481

Total non-interest income	2,740	10,012	6,274	13,089	13,456

Non-Interest Expense
Salaries and employee benefits	22,500	21,658	21,091	20,428	20,330
Net occupancy expense	4,000	3,807	3,613	3,728	3,907
Furniture and equipment expense	2,975	2,845	2,995	3,058	3,078
Data processing expense	1,132	1,161	1,075	996	1,051
Pennsylvania shares tax expense	1,331	1,357	1,342	1,339	1,271
Intangible amortization	743	743	802	832	831
FDIC insurance	1,521	182	179	125	123
Other operating expenses	9,146	10,124	7,900	8,379	8,265

Total non-interest expense	43,348	41,877	38,997	38,885	38,856

Income before income taxes	1,749	10,149	11,291	15,774	12,505
Provision for income taxes	62	1,260	1,127	2,861	1,384

Net Income	$1,687	$8,889	$10,164	$12,913	$11,121

Average Shares Outstanding	84,521,266	80,076,383	72,715,709	72,624,053	72,452,875
Average Shares Outstanding Assuming Dilution	84,594,211	80,179,260	72,817,216	72,734,711	72,559,668
Per Share Data:
Basic Earnings Per Share	$0.02	$0.11	$0.14	$0.18	$0.15
Diluted Earnings Per Share	$0.02	$0.11	$0.14	$0.18	$0.15
Cash Dividends Declared per Common Share	$0.12	$0.17	$0.17	$0.17	$0.17

(a)	In accordance with the early adoption of FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-than-Temporary Impairment, as of January 1, 2009, prior period net impairment losses are not restated; but rather reflect both credit and non-credit related impairment.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

(dollars in thousands, except share data)

	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Assets
Cash and due from banks	$93,259	$88,277	$93,327	$101,860	$92,554
Interest-bearing bank deposits	392	289	267	347	219
Securities available for sale, at market value	1,271,925	1,349,920	1,349,561	1,476,994	1,576,934
Securities held to maturity, at amortized cost, (Market value $46,951 at March 31, 2009 and $50,558 at December 31, 2008)	46,433	50,840	56,839	59,200	65,935
Other Investments	51,431	51,431	52,967	47,112	46,854
Loans:
Portfolio loans, net of unearned income	4,457,358	4,418,377	4,184,600	4,113,423	3,893,183
Allowance for credit losses	(41,549)	(52,759)	(45,482)	(44,505)	(41,613)

Net loans	4,415,809	4,365,618	4,139,118	4,068,918	3,851,570

Premises and equipment, net	73,376	72,636	71,141	69,890	69,191
Other real estate owned	25,936	3,262	3,718	3,271	3,280
Goodwill	159,956	159,956	159,956	159,956	159,956
Amortizing intangibles, net	9,490	10,233	10,976	11,778	12,609
Other assets	274,567	273,418	265,920	252,086	239,877

Total assets	$6,422,574	$6,425,880	$6,203,790	$6,251,412	$6,118,979

Liabilities
Deposits (all domestic):
Noninterest-bearing	$573,573	$566,845	$564,443	$568,158	$542,331
Interest-bearing	3,744,855	3,713,498	3,696,687	3,744,311	3,778,337

Total deposits	4,318,428	4,280,343	4,261,130	4,312,469	4,320,668

Short-term borrowings	1,172,104	1,152,700	875,424	834,226	642,869
Other liabilities	56,255	63,778	43,385	47,805	48,259

Subordinated debentures	105,750	105,750	105,750	105,750	105,750
Other long-term debt	122,537	170,530	386,288	404,464	426,955

Total long-term debt	228,287	276,280	492,038	510,214	532,705

Total liabilities	5,775,074	5,773,101	5,671,977	5,704,714	5,544,501

Shareholders’ Equity
Preferred stock, $1 par value per share, 3,000,000 shares authorized, none issued	0	0	0	0	0
Common stock, $1 par value per share, 200,000,000 shares authorized; 86,600,461 shares issued and 85,055,220 shares outstanding at March 31, 2009; 86,600,431 shares issued and 85,050,744 shares outstanding at December 31, 2008	86,600	86,600	75,100	75,100	75,100
Additional paid-in capital	302,862	303,008	205,953	206,245	206,498
Retained earnings	305,712	309,947	315,404	317,611	317,058
Accumulated other comprehensive (loss) income, net	(22,763)	(21,269)	(38,133)	(22,604)	7,215
Treasury stock (1,545,211 and 1,549,687 shares at March 31, 2009 and December 31, 2008, respectively, at cost)	(17,811)	(17,907)	(18,411)	(21,054)	(22,293)
Unearned ESOP shares	(7,100)	(7,600)	(8,100)	(8,600)	(9,100)

Total shareholders’ equity	647,500	652,779	531,813	546,698	574,478

Total liabilities and shareholders’ equity	$6,422,574	$6,425,880	$6,203,790	$6,251,412	$6,118,979

Book value per share	$7.61	$7.68	$7.23	$7.46	$7.85
Market value per share	$8.87	$12.38	$13.47	$9.33	$11.59

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Loans by Categories
	(dollars in thousands)

	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Commercial, financial, agricultural and other	$1,259,597	$1,272,094	$1,148,666	$1,115,536	$1,052,971
Real estate - construction	402,569	418,639	338,303	307,278	241,114
Real estate - residential	1,203,917	1,215,193	1,227,225	1,235,334	1,230,928
Real estate - commercial	1,089,989	1,016,651	978,287	988,186	909,613
Loans to individuals	501,286	495,800	492,119	467,089	458,557

Total loans and leases, net of unearned income	$4,457,358	$4,418,377	$4,184,600	$4,113,423	$3,893,183

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Quarter To Date Average Balance Sheets and Net Interest Analysis at March 31,
	(dollars in thousands)

	2009			2008
	Average Balance	Income/Expense	Yield or Rate (a)	Average Balance	Income/Expense	Yield or Rate (a)
Assets
Interest-earning assets:
Interest-bearing deposits with banks	$813	$1	0.50%	$546	$5	3.71%
Tax-free investment securities	258,227	2,894	6.99%	320,191	3,595	6.95%
Taxable investment securities	1,150,320	13,771	4.86%	1,321,117	16,140	4.91%
Federal funds sold	0	0	0.00%	43	0	2.86%
Loans, net of unearned income (b)(c)	4,460,337	58,275	5.45%	3,835,587	62,067	6.69%

Total interest-earning assets	5,869,697	74,941	5.40%	5,477,484	81,807	6.27%

Noninterest-earning assets:
Cash	74,117			73,860
Allowance for credit losses	(53,392)			(42,358)
Other assets	528,270			487,546

Total noninterest-earning assets	548,995			519,048

Total Assets	$6,418,692			$5,996,532

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits (d)	$585,270	$549	0.38%	$573,121	$1,747	1.23%
Savings deposits (d)	1,315,349	4,411	1.36%	1,089,059	5,348	1.98%
Time deposits	1,826,609	14,616	3.25%	2,164,394	23,938	4.45%
Short-term borrowings	1,192,817	1,890	0.64%	493,776	3,705	3.02%
Long-term debt	230,693	2,876	5.06%	549,016	5,985	4.38%

Total interest-bearing liabilities	5,150,738	24,342	1.92%	4,869,366	40,723	3.36%

Noninterest-bearing liabilities and capital:
Noninterest-bearing demand deposits (d)	560,577			510,150
Other liabilities	45,381			38,054
Shareholders’ equity	661,996			578,962

Total noninterest-bearing funding sources	1,267,954			1,127,166

Total Liabilities and Shareholders’ Equity	$6,418,692			$5,996,532

Net Interest Income and Net Yield on Interest-Earning Assets		$50,599	3.72%		$41,084	3.28%

(a)	Yields on interest-earning assets have been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Income on nonaccrual loans is accounted for on the cash basis, and the loan balances are included in interest-earning assets.
(c)	Loan income includes loan fees.
(d)	Average balances do not include reallocations from noninterest-bearing demand deposits and interest-bearing demand deposits into savings deposits which were made for regulatory purposes.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Asset Quality Data
	(dollars in thousands)

	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Loans on non-accrual basis	$29,049	$55,922	$49,692	$50,910	$48,799
Troubled debt restructured loans	128	132	135	139	143

Total nonperforming loans	$29,177	$56,054	$49,827	$51,049	$48,942
Loans past due in excess of 90 days and still accruing	$17,532	$16,189	$13,719	$14,210	$20,066
Loans outstanding at end of period	$4,457,358	$4,418,377	$4,184,600	$4,113,423	$3,893,183
Average loans outstanding	$4,460,337	$4,084,506	$4,011,476	$3,941,864	$3,835,587
Allowance for credit losses	$41,549	$52,759	$45,482	$44,505	$41,613
Nonperforming loans as a percentage of total loans	0.65%	1.27%	1.19%	1.24%	1.26%
Provision for credit losses	$8,242	$23,095	$12,453	$8,540	$3,179
Net credit losses	$19,451	$12,732	$9,367	$6,431	$3,962
Net credit losses as a percentage of average loans outstanding (annualized)	1.77%	0.31%	0.31%	0.33%	0.42%
Allowance for credit losses as a percentage of average loans outstanding	0.93%	1.29%	1.13%	1.13%	1.08%
Allowance for credit losses as a percentage of nonperforming loans	142.40%	94.12%	91.28%	87.18%	85.03%
Other real estate owned	$25,936	$3,262	$3,718	$3,271	$3,280

	Profitability Ratios
	(dollars in thousands)

	For the Quarter Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Return on average assets	0.11%	0.56%	0.65%	0.84%	0.75%
Return on average equity	1.03%	5.79%	7.38%	9.03%	7.73%
Net interest margin (a)	3.72%	3.87%	3.58%	3.54%	3.28%
Efficiency ratio (b)	65.29%	60.10%	59.07%	61.10%	66.78%
Fully tax equivalent adjustment	$3,185	$3,166	$3,202	$3,078	$3,648

(a)	Net interest margin has been computed on a tax equivalent basis using the 35% Federal income tax statutory rate.
(b)	Efficiency ratio is “total non-interest expense” as a percentage of total revenue.

Total revenue consists of “net interest income, on a fully tax-equivalent basis,” plus “total non-interest income,” excluding “net impairment losses.”

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

	Reconciliation of GAAP to Non-GAAP (a)
	(dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2009	December 31, 2008	March 31, 2008
GAAP non-interest income	$2,740	$10,012	$13,456
Less: net securities (losses) gains	(9,842)	(3,835)	501

Core non-interest income	$12,582	$13,847	$12,955

GAAP non-interest expense	$43,348	$41,877	$38,856
Less: low income housing partnership impairment	0	1,206	0

Core non-interest expense	$43,348	$40,671	$38,856

GAAP net income	$1,687	$8,889	$11,121
Less: net securities (losses) gains, net of tax	(6,397)	(2,493)	326
Plus: low income housing partnership impairment, net of tax	0	784	0

Core net income	$8,084	$12,166	$10,795

GAAP diluted earnings per share	$0.02	$0.11	$0.15
Less: net securities (losses) gains per diluted share	$(0.08)	$(0.03)	$0.00
Plus: low income housing partnership impairment per diluted share	$0.00	$0.01	$0.00

Core diluted earnings per share	$0.10	$0.15	$0.15

GAAP return on average assets	0.11%	0.56%	0.75%
Less: net securities (losses) gains as a percentage of average assets	-0.40%	-0.16%	0.03%
Plus: low income housing partnership impairment as a percentage of average assets	0.00%	0.05%	0.00%

Core return on average assets	0.51%	0.77%	0.72%

GAAP return on average equity	1.03%	5.79%	7.73%
Less: net securities (losses) gains as a percentage of average equity	-3.92%	-1.62%	0.23%
Plus: low income housing partnership impairment as a percentage of average equity	0.00%	0.52%	0.00%

Core return on average equity	4.95%	7.93%	7.50%

(a)	This release includes core net income, core non-interest income and core non-interest expense which are non-GAAP (Generally Accepted Accounting Principles) financial measures that are calculated by excluding impairment losses, securities gains and losses and asset impairment charges from GAAP net income, GAAP non-interest income and GAAP non-interest expenses. Management believes that these core measures are useful to the investment community in analyzing financial results and trends of First Commonwealth. This information facilitates comparisons with prior periods and reflects the principal basis on which our management internally monitors financial performance.

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Pooled Trust Preferred Security Detail
(dollars in thousands)

Deal	Class	Book Value	Fair Value	Unrealized Gain (Loss)	Moody’s/Fitch Ratings	Number of Banks	Deferrals and Defaults as a % of Current Collateral	Excess Subordination as a % of Current Performing Collateral
Pre TSL I	Senior	$3,706	$3,009	$(697)	A1/A	32	15.86%	116.27%
Pre TSL IV	Mezzanine	1,830	730	(1,100)	Ca/B	6	18.05%	51.03%
Pre TSL V	Mezzanine	620	242	(378)	Ba3/A	4	0.00%	73.54%
Pre TSL VI	Mezzanine	369	175	(194)	Caa1/CCC	5	61.35%	0.00%
Pre TSL VII	Mezzanine	7,856	2,465	(5,391)	Ca/CC	20	46.89%	0.00%
Pre TSL VIII	Mezzanine	3,723	1,237	(2,486)	Ca/CC	36	28.01%	0.00%
Pre TSL IX	Mezzanine	3,000	932	(2,068)	Ca/CC	49	12.85%	11.19%
Pre TSL X	Mezzanine	4,000	1,218	(2,782)	Ca/CC	58	17.92%	4.28%
Pre TSL XII	Mezzanine	10,000	3,133	(6,867)	Ca/CC	79	9.06%	12.43%
Pre TSL XIII	Mezzanine	17,500	5,357	(12,143)	Ca/CC	65	12.11%	12.36%
Pre TSL XIV	Mezzanine	16,023	5,112	(10,911)	Ca/CC	64	9.01%	19.67%
MMCap I	Senior	8,838	6,703	(2,135)	A3/A	29	9.15%	96.39%
MMCap I	Mezzanine	1,063	508	(555)	Ca/CCC	29	9.15%	12.05%
MM Comm IX	Mezzanine	16,510	5,858	(10,652)	Caa3/CC	34	16.65%	0.00%

Total		$95,038	$36,679	$(58,359)

FIRST COMMONWEALTH FINANCIAL CORPORATION

CONSOLIDATED SELECTED FINANCIAL DATA

Participation Loans

(dollars in thousands)

	Commercial, Financial Agricultural and Other	Real Estate Construction	Real Estate Commercial	Total	Loans Past Due 90 Days and Still Accruing	Nonaccrual
Pennsylvania	$343,663	$36,595	$7,676	$387,934	$0	$0
Ohio	58,844	8,489	29,696	97,029	0	0
Maryland	57,966	0	0	57,966	0	0
West Virginia	27,455	0	0	27,455	0	0
Virginia	16,965	0	0	16,965	0	0
New York	3,521	7,027	1,831	12,379	0	0

Subtotal	508,414	52,111	39,203	599,728	0	0

Florida	18,868	43,552	0	62,420	0	2,500
Utah	0	5,015	0	5,015	0	5,015
Oregon	0	1,471	0	1,471	0	1,471
Other	66,093	29,597	0	95,690	0	0

Total	$593,375	$131,746	$39,203	$764,324	$0	$8,986